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                                                                    Exhibit 23.2







                       CONSENT OF INDEPENDENT ACCOUNTANTS






The Board of Directors
Philadelphia Suburban Corporation:



We consent to incorporation by reference in the Registration Statements on Form S-8 (1994 Equity Compensation Plan No. 333-70859), (Amended and Restated 2001 Employee Stock Purchase Plan No. 333-61768), (1994 Employee Stock Purchase Plan No. 033-52557), (1988 Stock Option Plan No. 33-27032), (1982 Stock Option Plan No. 2-81757), (Employees 401(k) Savings Plan and Trust No. 333-81085); on Form S-4 (shelf registration No. 333-93243); and on Form S-3 (Dividend Reinvestment and Direct Stock Purchase Plan Nos. 333-61772 and 333-42275) of Philadelphia Suburban Corporation of our report dated January 31, 2000, relating to the consolidated statements of income and comprehensive income and cash flow of Philadelphia Suburban Corporation and subsidiaries for the year ended December 31, 1999, which report is included in the December 31, 2001 Annual Report on Form 10-K of Philadelphia Suburban Corporation.





                                                       /s/ KPMG LLP








Philadelphia, Pennsylvania
March 19, 2002